Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Overview

On July 30, 2026, CDT Equity Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain stockholders (collectively, the “Investors”) of Sarborg Limited, a Cayman Islands Company (“Sarborg”). Pursuant to the Purchase Agreement, the Investors agreed to sell, to the Company, and the Company agreed to acquire from the Investors, an aggregate of 270 shares of Sarborg, representing approximately 4.76% of the outstanding common stock of Sarborg.

As consideration for the purchase, the Company has agreed to issue to the Investors pre-funded warrants to purchase up to 12,131,770 shares of the Company’s Common Stock.

For purposes of this filing, the Purchase Agreement is referred to as the “Investment.”

Prior to this investment, on February 19, 2026 the Company made a prior investment in Sarborg to acquire 1,020 shares of Sarborg, representing 20% of the outstanding share capital of Sarborg. After the Investment described above, the Company owns 1,290 shares of Sarborg, representing approximately 24.76% of the outstanding share capital of Sarborg.

CDT Equity Inc. is a data-driven pharmaceutical development and digital asset treasury management company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. The Company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel treatments.

The Company’s strategy is centered on unlocking the untapped value of clinical-stage compounds, particularly those deprioritized by larger pharmaceutical companies with strong, supporting Phase I safety data. Through advanced co-crystallization and solid-form technologies developed at our Cambridge facilities, the Company improves drug properties and extends patent life by up to 20 years. In partnership with Sarborg, the Company also applies AI-powered disease mapping to rapidly identify new therapeutic applications for existing compounds.

Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 gives effect to the Investment as if it had been completed on June 30, 2026 and combines the consolidated balance sheet of the Company as of June 30, 2026 with the impact of the Investment as of June 30, 2026.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026, combines the historical results of the Company and Sarborg for the six months ended June 30, 2026 and gives effect to the Investment as if it had occurred on January 1, 2026. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 combines the historical results of the Company and Sarborg for year ended December 31, 2025 and gives effect to both investments on February 19, 2026 and July 30, 2026, as if both had occurred on January 1, 2025. The unaudited pro forma condensed consolidated statements of operations combines the consolidated statement of operations of the Company and the Company’s ownership interest of Sarborg’s statement of operations.

The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the investments in Sarborg.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

●	accompanying notes to the unaudited pro forma condensed consolidated financial statements;

●	unaudited financial statements of the Company as of and for the six months ended June 30, 2026 in Form 10-Q

●	audited financial statements of the Company as of and for the year ended December 31, 2025 in Form 10-K

●	audited financial statements of Sarborg Limited as of and for the years ended December 31, 2025 and 2024 included in Exhibit 99.1 in Form 8-K/A

●	unaudited financial statements of Sarborg Limited as of and for the six months ended June 30, 2026, included in Exhibit 99.2 in Form 8-K/A

CDT EQUITY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2026

(in thousands, except share and per share amounts)

	Historical	Transaction Accounting Adjustments	Note	Pro Forma
ASSETS
Cash and cash equivalents	$747	-		$747
Prepaid R&D services- related party	649	-		649
Prepaid R&D services	387	-		387
Prepaid expenses and other current assets	1,155	-		1,155
Total current assets	2,938	-		2,938
Equity method investments	122,846	30,913	3(a),3(b)	153,759
Operating lease right-of-use assets, net	64	-		64
Equipment and clinical assets, net	158	-		158
Prepaid expenses and other long-term assets	702	-		702
Total Assets	$126,708	$30,913		$157,621
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,725	-		3,725
Accrued expenses and other current liabilities	8,802	-		8,802
Accrued litigation liability	9,642	-		9,642
Operating lease liability, current portion	45	-		45
Convertible promissory notes payable at fair value	1,137	-		1,137
Total current liabilities	23,351	-		23,351
Operating lease liability, non-current portion	-	-		-
Derivative warrant liability	264	-		264
Total Liabilities	$23,615	$-		$23,615

Stockholders’ equity
Common stock, par value $0.0001; 250,000,000 shares authorized at June 30, 2026, 631,080 shares issued and outstanding at June 30, 2026.	-	1	3(a)	1
Preferred stock, par value $0.0001; 1,000,000 shares authorized at June 30, 2026; nil shares issued and outstanding at June 30, 2026	-	-		-
Additional paid-in capital	179,964	30,935	3(a)	210,899
Accumulated deficit	(77,029)	(23)	3(b)	(77,052)
Accumulated other comprehensive income (loss)	158	-		158
Total stockholders’ equity	103,093	30,913		134,006
Total liabilities and stockholders’ equity	$126,708	$30,913		$157,621

CDT EQUITY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

	Historical	Transaction Accounting Adjustments	Note	Pro Forma
Operating expense:
Research and development expenses	$1,080	$-		$1,080
General and administrative expenses	5,578	-		5,578
Total operating costs and expenses	6,658	-		6,658
Operating loss	(6,658)	-		(6,658)
Other income (expenses)	-
Other expense, net	(1,826)	-		(1,826)
Loss on equity method investment	(154)	(23)	3(b)
Interest income	-	-		-
Interest expense, net	(66)	-		(66)
Total other expense, net	(2,046)	(23)		(2,069)
Net loss	$(8,704)	$(23)		$(8,727)
Basic and diluted net loss per share	$(28.60)	$(0.05)		$(11.69)
Basic and diluted weighted-average common shares outstanding	304,293	442,213		746,506
Comprehensive loss:
Foreign currency translation adjustment	174	-		174
Total comprehensive loss	$(8,530)	$(23)		$(8,553)

CDT EQUITY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	Historical	Transaction Accounting Adjustments	Note	Pro Forma
Operating expense:
Research and development expenses	$5,054	$-		$5,054
General and administrative expenses	31,703	-		31,703
Total operating costs and expenses	36,757	-		36,757
Operating loss	(36,757)	-		(36,757)
Other income (expenses)	-
Loss on equity method investment	-	(126)	3(c)	(126)
Other expense, net	(2,176)	-		(2,176)
Interest income	28	-		28
Interest expense, net	(319)	-		(319)
Total other expense, net	(2,467)	(126)		(2,593)
Net loss	$(39,224)	$(126)		$(39,350)
Basic and diluted net loss per share	$(1,177.89)	$0.28		$(82.75)
Basic and diluted weighted-average common shares outstanding	33,300	442,213		475,513
Comprehensive loss:
Foreign currency translation adjustment	(430)	-		(430)
Total comprehensive loss	$(39,654)	$(126)		$(39,780)

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma statements of operations and unaudited pro forma balance sheets for the periods presented is based on the financial statements of the Company and Sarborg after giving effect to the Investment and the Company’s ownership interest in Sarborg. These pro forma financial statements present the combined results and financial position as though the Investment had occurred on those dates. The Company and Sarborg’s historical financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 gives effect to the Investment as if it had been completed on June 30, 2026 and combines the consolidated balance sheet of the Company as of June 30, 2026 with the impact of the Investment as of June 30, 2026.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026, combines the historical results of the Company and Sarborg for the six months ended June 30, 2026 and gives effect to the Investment as if it had occurred on January 1, 2026. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 combines the historical results of the Company and Sarborg for year ended December 31, 2025 and gives effect to both investments on February 19, 2026 and July 30, 2026, as if both had occurred on January 1, 2025. The unaudited pro forma condensed consolidated statements of operations combines the consolidated statement of operations of the Company and the Company’s ownership interest of Sarborg’s statement of operations.

NOTE 2 – INVESTMENT IN SARBORG LIMITED

As discussed above, on July 30, 2026, the Company entered into a Securities Purchase Agreement with certain Investors of Sarborg, and the Investors agreed to sell to the Company, and the Company agreed to acquire from the Investors, an aggregate of 270 shares of Sarborg, representing approximately 4.76% of the outstanding common stock of Sarborg.

As consideration for the purchase, the Company has agreed to issue to the Investors pre-funded warrants to purchase up to 12,131,770 shares of the Company’s Common Stock.

Prior to this investment, on February 19, 2026, the Company entered into a Securities Purchase Agreement with all of the Investors of Sarborg, and the Investors agreed to sell to the Company, and the Company agreed to acquire from the Investors, an aggregate of 1,020 shares of Sarborg, representing approximately 20% of the outstanding common stock of Sarborg.

As consideration for the purchase, the Company has agreed to issue to the investors, in the aggregate: (i) 2,392 shares of the Company’s Common Stock, exercise price of $0.025 per share and (ii) pre-funded warrants to purchase up to 439,915 shares of Common Stock. In addition, the Company has agreed to pay Sarborg cash consideration of $8 million, with the cash portion of the consideration deferred until such time as the Company raises no less than $20 million using an at-the-market facility program.

As of the date of this report the Company owns 1,290 shares of Sarborg, representing approximately 24.76% of the outstanding common stock of Sarborg.

The Company determined that it has the ability to exercise significant influence over Sarborg through its ownership interest and participation in certain strategic and operating decisions and, accordingly, accounts for this investment under the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the outstanding voting stock of the investee.

The Company records the investment at its carrying value, including the proportionate share of the investee’s earnings and losses within earnings, and evaluates the investment for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. There has been no impairment of Sarborg identified or recorded.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(a)	The Company recorded $30.9 million in common stock, par value and additional paid in capital from the issuance of pre-funded warrants to purchase up to 12,131,770 shares of the Company’s Common, valued at the closing price on July 30, 2026.
(b)	A $23,000 loss on the additional investment in Sarborg to reflect the Company’s additional 4.76% proportionate share of Sarborg’s net loss for the six months ended June 30, 2026.
(c)	A $0.1 million loss on the investment in Sarborg to reflect the Company’s 24.76% proportionate share of Sarborg’s net loss for the year ended December 31, 2025.